UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 21, 2008

Emisphere Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10615	13-3306985
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 Cedar Knolls Road, Suite 200, Cedar Knolls, New Jersey	07927
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   973-532-8000

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 21, 2008, Emisphere Technologies, Inc. (the "Company") received a letter from The NASDAQ Stock Market (the "NASDAQ Letter") advising that, for the last ten consecutive trading days, the market value of the Company's listed securities had been below the minimum $35,000,000 requirement for continued inclusion on The NASDAQ Capital Market pursuant to NASDAQ Marketplace Rule 4310(c)(3)(B).

In the NASDAQ Letter, NASDAQ advised that, in accordance with NASDAQ Marketplace Rule 4310(c)(8)(C), the Company will be provided thirty calendar days, or until November 20, 2008 (the "Compliance Period"), to regain compliance with NASDAQ Marketplace Rule 4310(c)(3)(B). The NASDAQ Staff may determine that the Company has regained compliance with NASDAQ Marketplace Rule 4310(c)(3)(B) if, at any time before the end of the Compliance Period, the market value of the Company's listed securities is $35,000,000 or more for a minimum of ten consecutive business days. If the Company does not regain compliance within the Compliance Period, NASDAQ will provide the Company with written notification that the Company's common stock will be delisted from the NASDAQ Capital Market. At that time, the Company may appeal the determination by the NASDAQ Staff to delist its common stock to a Listing Qualifications Panel.

The Company is currently considering actions that may allow it to regain compliance with the NASDAQ continued listing standards and maintain its NASDAQ listing. If the Company is unsuccessful in maintaining its NASDAQ listing, then the Company may pursue listing and trading of the Company's common stock on another securities exchange or association with different listing standards than NASDAQ.

On October 27, 2008, the Company issued a press release announcing that it had received the NASDAQ Letter. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No. #	Description
99.1	Press Release of Emisphere Technologies, Inc. dated October 27, 2008

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Emisphere Technologies, Inc. (Registrant)
October 27, 2008 (Date)	/s/ MICHAEL R. GARONE Michael R. Garone Chief Financial Officer

Exhibit Index
99.1	Press release dated October 27, 2008